Exhibit 10.36

OGE ENERGY CORP.
FORM OF RESTRICTED STOCK UNITS AGREEMENT
UNDER THE 2013 STOCK INCENTIVE PLAN

OGE Energy Corp. (the "Company") hereby awards to [_________] (the "Participant") [________] Restricted Stock Units (the “Units”) pursuant to the OGE Energy Corp. 2013 Stock Incentive Plan (the "Plan"), the definitions and provisions of which are incorporated herein by reference.
The specific terms and conditions of the award are set forth hereinafter.
1.Restrictions on Transfer and Restriction Periods.
(a)During the respective periods hereinafter described in Section 1(b) (the Restriction Periods”), the Units may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Participant and shall be subject to a risk of forfeiture, except as hereinafter provided.
(b)The restrictions described above shall commence on the date of this Agreement (the “Grant Date”) and, except as provided in Section 1(d) or Section 2, shall lapse with respect to one-third (33.3%) of the Units on the first anniversary of the Grant Date, one-third (33.3%) of the Units on the second anniversary of the Grant Date and with respect to the remaining Units on the third anniversary of the Grant Date.
(c)The number of shares of Common Stock covered by this award is equal to the number of Units.
(d)Absent a prior forfeiture, each Unit subject to this Agreement shall vest and shall represent the right to receive one share of Common Stock, and related dividends as described below, upon the expiration of the Restriction Period applicable to such Unit or, if earlier, upon a Change of Control as defined in the Plan or upon a waiver of the restrictions applicable to such Unit as described below in Section 2. The date on which a Unit vests is hereinafter referred to as the "Vesting Date."
2.Termination of Service.
If the Participant has a Termination of Employment (as defined on the Plan), all Units which are then subject to the restrictions imposed by Section 1 shall be forfeited and of no further effect; provided, however, that if the Participant ceases employment by reason of Retirement (as defined in the Plan) or involuntary termination, the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors may waive all remaining restrictions.
3.Vesting and Payout of Units.
As soon as practicable following the Vesting Date for one or more Units (the "Vested Units"), the Company shall cause to be delivered to the Participant: (i) a number of shares of Common Stock (less the number of shares, if any, withheld pursuant to Section 6(b) below) equal to the number of Vested Units in such manner as the Committee may deem appropriate, including book-entry or other electronic registration or issuance of one or more stock certificates and (ii) a lump sum cash payment equal to the amount of dividends that would have been declared, during the period from Grant Date through the Vesting Date(s), on the number of shares of Common Stock being issued under the preceding clause (i) of this Section 3.
4.Participant’s Rights.
The Participant acknowledges and agrees that the Units do not evidence, and do not entitle the Participant to, any rights of a shareholder of the Company.
5.Acceptance of Award.
By execution of this Agreement, the Participant accepts the award, acknowledges receipt of a copy of the Plan (a copy of which is attached as Annex I), and represents that the Participant is familiar with the terms and provisions thereof and agrees to be bound thereby. Participant further agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee with respect to any questions arising under the Plan and this Agreement.

6.Taxes and Other Matters.
(a)By execution of this Agreement, the Participant agrees to pay all withholding and other taxes payable with respect to the Units evidenced by this Agreement, at such times and in such manner as the Company may request and to comply with all Federal and State securities laws.
(b)Participant may elect to satisfy Participant's minimum tax withholding requirements upon expiration or lapsing of a Restriction Period, in whole or in part, by having the Company withhold shares of Common Stock having a fair market value equal to all or a portion of the amount so required to be withheld. The value of the shares to be withheld is to be based upon the same price of the shares that is utilized to determine the amount of withholding tax that the Participant owes. All elections under this Section 6(b) shall be (i) irrevocable and (ii) made electronically through the Company Stock Plan Services Administrator.
7.Other Condition.
The award of Units evidenced by this Agreement shall be subject to delivery to the Company of an executed copy of this Agreement.

Dated this _________ day of _____________________________.

OGE ENERGY CORP.

BY:
Chairman of the Board and
Chief Executive Officer

ACCEPTED AND AGREED TO this _________ day of _____________________________

__________________________________

Participant

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